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                                                                      Exhibit 23


                              [CROWE CHIZEK LOGO]





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Summit Bancorp's 1989 Stock Incentive Plan on Form S-8, of our report dated February 7, 1997 on the 1996 consolidated financial statements of Summit Bancorp, which report is included in and incorporated by reference in the Annual Report on Form 10-KSB of Summit Bancorp, for the year ended December 31, 1996.

                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP

Columbus, Ohio
March 13, 1997